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                                                                    EXHIBIT 12.0

                          CHEMICAL BANKING CORPORATION
                                AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
Year Ended December 31, 1995 (in millions, except ratios)
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
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting change                                                             $2,976
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Fixed charges:
  Interest expense                                                                                                      2,772
  One third of rents, net of income from subleases(a)                                                                      90
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Total fixed charges                                                                                                     2,862
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Less: Equity in undistributed income of affiliates                                                                       (110)
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Earnings before taxes, fixed charges and effect of accounting change, excluding capitalized interest                   $5,728
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Fixed charges, as above                                                                                                $2,862
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Ratio of earnings to fixed charges                                                                                       2.00
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INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                                                                $2,862
Add: Interest on deposits                                                                                               3,657
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Total fixed charges and interest on deposits                                                                           $6,519
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Earnings before taxes, fixed charges and effect of accounting change, excluding capitalized interest, as above         $5,728
Add: Interest on deposits                                                                                               3,657
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Total earnings before taxes, fixed charges, effect of accounting change and interest on deposits                       $9,385
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Ratio of earnings to fixed charges                                                                                       1.44
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(a) The proportion deemed representative of the interest factor.


92